UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):  February 20, 2017
Diebold Nixdorf, Incorporated

(Exact name of registrant as specified in its charter)

Ohio	1-4879	34-0183970
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5995 Mayfair Road, P.O. Box 3077, North Canton, Ohio		44720-8077
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (330) 490-4000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events
On February 20, 2017, Diebold Holding Germany Inc. & Co. KGaA, a German partnership limited by shares (“Diebold KGaA”) and a wholly-owned subsidiary of Diebold Nixdorf, Incorporated (the “Company”) published a settlement offer announcement (the “Settlement Offer Announcement”) with respect to the settlement offer for shares of Diebold Nixdorf AG (f/k/a Wincor Nixdorf AG). The settlement offer is being made pursuant to the domination and profit and loss transfer agreement (the “Domination and Profit and Loss Transfer Agreement”), between Diebold KGaA and Diebold Nixdorf AG, dated September 26, 2016, which became effective on February 14, 2017. The effectiveness of the Domination and Profit and Loss Transfer Agreement has been previously disclosed in the Company’s Current Report on Form 8-K filed February 17, 2017.
The exit compensation in the settlement offer of €55.02 per Diebold Nixdorf AG share plus interest will be paid to the accepting shareholders of Diebold Nixdorf AG in exchange for their Diebold Nixdorf AG shares. The acceptance period for the settlement offer ends on April 18, 2017, at 24:00 hours, midnight (Central European Summer Time). If appraisal proceedings pursuant to the German Appraisal Proceedings Act (Spruchverfahrensgesetz) are filed, the settlement offer can be accepted until two months after the date on which the decision on the last motion has been announced in the German Federal Gazette.
The Settlement Offer Announcement was published in accordance with German law in the German Federal Gazette (Bundesanzeiger) and on the Company’s website at http://www.dieboldnixdorf.com. An English translation of the Settlement Offer Announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
IMPORTANT INFORMATION FOR INVESTORS AND SHAREHOLDERS
The description of the Domination and Profit and Loss Transfer Agreement and the settlement offer in this document is not complete and qualified in its entirety by the Domination and Profit and Loss Transfer Agreement, an English translation of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed September 29, 2016 (File No. 1‑4879) and the Settlement Offer Announcement, an English translation of which is attached as Exhibit 99.1 to this Current Report on Form 8-K. This document does not constitute an offer or an invitation to participate in the settlement offer in any jurisdiction where it is unlawful to make such an offer or solicitation in such jurisdiction.
CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING STATEMENTS
Certain statements contained in this communication regarding matters that are not historical facts are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). These include statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future including, without limitation, the business combination with Diebold Nixdorf AG, the effectuation of personnel changes within the Diebold Nixdorf Group and the consummation of the domination and profit-and-loss transfer agreement. Such forward-looking statements are based on the current expectations of Diebold Nixdorf, Incorporated and involve risks and uncertainties because such statements relate to events and depend on circumstances that may or may not occur in the future; consequently, actual results may differ materially from those expressed or implied in the statements. Forward-looking statements are not guarantees of future performance. In addition, risks and uncertainties related to the domination and profit-and-loss transfer agreement include, but are not limited to, risks associated with appraisal proceedings in relation to the domination and profit-and-loss transfer agreement, the occurrence of any event, change or other circumstances that could give rise to the termination of the business combination agreement or the domination and profit-and-loss transfer agreement and risks associated with the impact the business combination agreement, the personnel changes and the domination and profit-and-loss transfer agreement and any related litigation may have on the business and operations of the combined company, including on the ability of the combined company to retain and hire key personnel, and maintain relationships with its suppliers. These risks, as well as other risks are more fully discussed in Diebold Nixdorf, Incorporated’s reports filed with the SEC and available at the SEC’s website at www.sec.gov. Any forward looking statements speak only as at the date of this document. Except as required by applicable law, neither Diebold Nixdorf, Incorporated nor Diebold Nixdorf AG undertakes any obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events or otherwise.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.
99.1    Settlement Offer Announcement, dated February 20, 2017 (English translation).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diebold Nixdorf, Incorporated
February 21, 2017	By:	/s/ Jonathan B. Leiken
		Name:	Jonathan B. Leiken
		Title:	Senior Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Settlement Offer Announcement, dated February 20, 2017 (English translation).